SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09585	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 14, 2014, our compensation committee made its annual compensation determinations for our named executive officers. The committee determined the bonuses for fiscal 2014 performance, the salaries and target bonuses for fiscal 2015, granted stock options and made performance share awards in the form of restricted stock units to executive officers. The compensation decisions made with respect to our executive officers who are serving as our principal executive officer, principal financial officer, or who were named executive officers in our most recent proxy statement were as follows:

Executive Officer	Fiscal 2014 Bonus	Fiscal 2015 Salary	Target Fiscal 2015 Bonus (Percentage of Salary)	Shares Underlying Stock Options (3 year vesting)	Shares Underlying Restricted Stock Units (time based vesting)	Target Shares Underlying Restricted Stock Units (time and financial performance based vesting)	Target Shares Underlying Restricted Stock Units (time and regulatory performance based vesting)
Michael R. Minogue, Chairman, CEO and President	$699,344	$537,876	120%	85,000	24,500	61,500	80,000

Robert L. Bowen, Chief Financial Officer	$180,680	$323,322	60%	—	—	18,000	—

David Weber, Chief Operating Officer	$228,435	$350,381	70%	15,000	5,000	11,250	18,000

William J. Bolt, Senior VP, Engineering and Quality Assurance	$188,750	$294,565	60%	15,000	5,000	10,500	18,000

Michael G. Howley, VP and General Manager, Global Sales and Marketing	$185,671	$306,696	65%	25,000	7,000	15,000	—

The performance share awards of time-based restricted stock units vest in three equal annual installments on the anniversary date of the grant. The performance share awards of time and financial performance based restricted stock units have double trigger vesting pursuant to which fiscal 2015 revenue performance will determine whether 0%, or a ratable amount from 33-1/3% to 100% of the underlying restricted stock units are eligible for vesting. One third of the performance share awards of time and financial performance based restricted stock units that become eligible for vesting will vest on the date we first publicly announce our financial results for fiscal 2015. The remaining time and financial performance restricted stock units that become eligible for vesting will vest in equal tranches on each of May 14, 2016 and May 14, 2017, so long as the recipient continues to be employed by us on the vesting dates. One-half of the performance share awards of time and regulatory performance-based restricted stock units will vest immediately upon our achievement of certain regulatory milestones within three years of the date of grant, with the remaining half vesting on the first anniversary of such achievement, so long as the recipient continues to be employed by us on the vesting dates.

All restricted stock units, whether vesting is based on time or performance, will fully vest upon a change in control, subject in certain cases to the approval of our compensation committee. The stock options granted vest 33-1/3% per year on each of the first three anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Date: May 20, 2014